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                                   EXHIBIT XII
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                            AGREEMENT RE JOINT FILING


      Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities and Exchange Act of 1934, that this
Schedule 13D is to be filed on behalf of each such party.


                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA


                                         By: /s/ Robert W. Gadsden
                                            ------------------------------------
                                            Name:  Robert W. Gadsden
                                            Title: Vice President



                                    STRATEGIC PERFORMANCE FUND-II,
                                    INC.


                                         By: /s/ Joel W. Stoesser
                                            ------------------------------------
                                            Name:  Joel W. Stoesser
                                            Title: President


                                    THE PRUDENTIAL VARIABLE CONTRACT
                                    REAL PROPERTY PARTNERSHIP

                                         By: THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA, its general partner

                                                     By: /s/ Roger S. Pratt
                                                        ------------------------
                                                        Name:  Roger S. Pratt
                                                        Title: Vice President


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